UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 27, 2005

                        MainSource Financial Group, Inc.
             (Exact name of registrant as specified in its charter)


      Indiana                           0-12422                  35-1562245
State or Other Jurisdiction of     Commission File No.        I.R.S. Employer
Incorporation or Organization                             Identification Number


                               201 North Broadway
                            Greensburg, Indiana 47240
                    (Address of principal executive offices)

                                 (812) 663-0157
                         (Registrant's Telephone Number,
                              Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  [ ] Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)
  [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)
  [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
      Exchange Act (17 CFR 240.14d-2(b))
  [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

Acceleration of Options

Effective December 27, 2005, the Compensation Committee of the Board of Directors of MainSource Financial Group, Inc. ("MainSource") accelerated the vesting of all outstanding, "out-of-the-money", unvested stock options ("Options") awarded to recipients under its 2003 Stock Option Plan. The decision to accelerate the vesting was made primarily to reduce non-cash compensation expense that MainSource would have recorded in its income statement in future periods upon the adoption of Financial Accounting Standards Board Statement No. 123R (Share-Based Payment) in January 2006. These Options previously were awarded to executive officers and employees.

The Compensation Committee believed it was in the best interest of MainSource's shareholders to accelerate the vesting of these Options to eliminate compensation expense in future periods. As a result of this action, Options to purchase up to 112,321 shares of common stock become exercisable immediately. Without the acceleration, the Options would have vested on dates ranging from December 31, 2005 to December 31, 2008.

Since MainSource currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25"), it will report its estimates of the eliminated future compensation expense related to the affected Options in its fourth quarter 2005 financial statements as a pro-forma disclosure.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                     MAINSOURCE FINANCIAL GROUP, INC.

Date:    January 3, 2006             By:  /s/ James L. Saner, Sr.
                                          -----------------------
                                          James L. Saner, Sr.
                                          President and Chief Executive Officer